EXHIBIT 99.1


        SPECTRUM SCIENCES & SOFTWARE RESPONDS TO NEW YORK TIMES ARTICLE.


     FORT WALTON BEACH, Fla., May 3, 2004 /PRNewswire-FirstCall/ - - Spectrum Science & Software Holdings Corp. ("Spectrum") responded today to the April 29, 2004 article, "Small Company is Foundering; Stock is Soaring" authored by Floyd Norris and published by the New York Times (the "Article").
                                            ----------------

     Spectrum believes that the Article contained factual errors and a number of false and misleading statements and criticized the New York Times for publishing the Article. Spectrum specifically clarified certain characterizations that were made regarding Spectrum in the Article.

     The following is not intended to be a point-by-point refutation of the Article, but is being provided by Spectrum to illustrate the factual errors and inconsistencies in the Article:

     1. Internal Revenue Service (IRS) Liens: The Article indicated that ---------------------------------------- Spectrum had a lien placed on its assets by the IRS. On January 20, 2003 a lien was placed on Spectrum's assets in the amount of $173,041. However, on April 24, 2003 a payment schedule was reached between Spectrum and the IRS, and by February 26, 2004, the taxes were promptly and completely paid in full. The IRS released its lien on March 19, 2004. Moreover, the IRS waived penalties of over $38,000 on the $173,041. Information regarding the former IRS lien on Spectrum's assets can be found in Spectrum's Form 10-KSB filed with the Securities and Exchange
          Commission  (SEC)  on  April  14,  2004  (the  "Annual  Report").

     2. Sexual Harassment Charges: Spectrum has stated clearly in its public --------------------------- filings, including the Annual Report, that three employees have filed harassment suits against Spectrum. As stated in the Annual Report, Spectrum is vigorously defending the suits and believes that the suits are without merit.

     3. Department of Labor (DOL) and Back Pay Wages to Employees: In 2002, ----------------------------------------------------------- the DOL
          determined, based upon a standard review of Spectrum's employees covered by the McNamara-O'Hara Service Contract Act ("SCA"), that a few of Spectrum's labor categories were misclassified. After a detailed review of specific employee job duties, the DOL subsequently required Spectrum to reclassify certain employees to higher pay rate categories and notified Spectrum of its determination that these employees were to be paid according to the DOL's required classifications. An agreement with the DOL has been reached by Spectrum and all required payments to employees shall be made in accordance with the DOL's classifications.

     "Spectrum remains highly focused on supporting our government and its fight on the war on terror. We are confident that we will continue to deliver critical military support and equipment and are committed to serving our customers by providing on-time, high quality performance and innovative products and services." remarked Spectrum's Chief Executive Officer and President, William Ham.

     As of April 30, 2004, Spectrum had approximately $22 million in cash and cash equivalents and during the first quarter of 2004, repaid all of its short-term debt owed to its main creditor South Trust. As of April 30, 2004, Spectrum's only current long term debt is in the amount of $1,661,734 primarily relating to the mortgage on the Company's headquarters.

     This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


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     All  information  in  this press release is as of May 3, 2004, and Spectrum undertakes no duty to update this information. A more complete description of our business and operations can be found in our Annual Report on Form 10KSB for the year ended December 31, 2003 and in the periodic filings we make with the Securities and Exchange Commission.

Contact:

     Spectrum  Sciences  and  Software,  Inc.
     Steve  Cook,  800-368-5278
     Steve.cook@specsci.com
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